    SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2009

OmniReliant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

14375 Myerlake Circle
Clearwater, FL 33760
 (Address of principal executive offices) (zip code)

(727) 230-1031
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On July 31, 2009, Vicis Capital Master Fund (Vicis) converted its shares of OmniReliant Holdings, Inc. (the “Company”) preferred stock into shares of the Company’s common stock.  Prior to conversion, Vicis held 5,754,749 shares of the Company’s common stock, 9,285,354 shares of Series C Preferred Stock, 7,000,000 shares of Series D Preferred Stock and 10,000,000 shares of Series F Preferred Stock (collectively, the “Preferred Stock”).  The Preferred Stock has a conversion price of $0.25 per share. Additionally, Vicis holds warrants to purchase 97,606,276 shares of the Company’s common stock with an exercise price of $0.25 per share.

Upon conversion of the Preferred Stock, Vicis holds 110,896,165 shares of the Company’s Common Stock and is the beneficial owner of 95.97% of the Company’s issued and outstanding common stock on a fully-diluted basis.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniReliant Holdings, Inc.

Dated: August 6, 2009	By: /s/ Paul Morrison
Name: Paul Morrison
Title: Chief Executive Officer